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                                                                  EXHIBIT 23.1.B


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Historical Consolidated Financial Information and Other Data" and to the use of our report dated February 21, 2003 (except Note 21, as to which the
date is April   , 2003), in Amendment No. 7 to the Registration Statement (Form
S-1 No. 333-101705) and related Prospectus of iPayment, Inc. dated April 23,
2003.


                                        ERNST & YOUNG LLP


Los Angeles, California



The foregoing consent is in the form that will be signed upon the completion of the 0.4627-for-one reverse stock split described in Note 21 to the financial statements.


                                        /s/ ERNST & YOUNG LLP


Los Angeles, California
April 22, 2003